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                                                                    Exhibit 23.1
                        Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4; registration no. 333-39332) and related proxy statement and prospectus of Concord EFS, Inc. and to the incorporation by reference therein of our report dated February 10, 2000, with respect to the consolidated financial statements of Concord EFS, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP


Memphis, Tennessee
June 26, 2000